As filed with the Securities and Exchange Commission on May 16, 2016
Registration No. 333-207286

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-3
on
FORM S-1
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

VERITIV CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	5110	46-3234977
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)
1000 Abernathy Road NE, Building 400, Suite 1700, Atlanta, Georgia 30328, (770) 391-8200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark W. Hianik, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Veritiv Corporation
1000 Abernathy Road NE, Building 400, Suite 1700
Atlanta, Georgia 30328
(770) 391-8200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Larry A. Barden
Lindsey A. Smith
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
(312) 853-7000

Approximate date of commencement of proposed sale to the public: From time to time after this post-effective amendment is declared effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated Filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
The registrant previously filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (File No. 333-207286) (as amended, the “registration statement”) to register, among other securities, shares of the registrant’s common stock for resale by the selling stockholder named herein. The registration statement was declared effective by the SEC on October 23, 2015. This Post-Effective Amendment No. 1 to Form S-3 on Form S-1 is being filed to convert the registration statement on Form S-3 into a registration statement on Form S-1 and to update the prospectus contained in the registration statement. All applicable registration fees were paid by the registrant in connection with the initial filing of the registration statement.

The information in this prospectus is not complete and may be changed. The selling stockholder may not resell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 16, 2016
P R O S P E C T U S
VERITIV CORPORATION

7,840,000 Shares
COMMON STOCK
________________

The selling stockholder named herein may offer up to 7,840,000 shares of our common stock. We will not receive any proceeds from any sales of shares by the selling stockholder.

The selling stockholder may offer the shares in amounts, at prices and on terms determined at the time of offering. The specific plan of distribution for any shares to be offered will be provided in a supplement to this prospectus. If agents, underwriters or dealers are used to sell any shares, a prospectus supplement will name them and describe their compensation.

This prospectus may not be used to offer to sell any shares unless accompanied by a prospectus supplement. The prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with the documents incorporated by reference herein and therein, before you make an investment decision.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “VRTV.” On May 13, 2016, the closing sale price of our common stock, as reported on the NYSE, was $37.10 per share.

Investing in our common stock involves certain risks. See “Risk Factors” on page 1 of this prospectus and the “Risk Factors” section contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein to read about factors you should consider before investing in our common stock.
________________
Neither the Securities and Exchange Commission nor any state or other domestic or foreign securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
________________
The date of this prospectus is , 2016

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, the selling stockholder may sell shares of our common stock from time to time in one or more offerings. Each time the shares are offered, a supplement to this prospectus will be provided that contains information about the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any shares, you should read carefully both this prospectus and the applicable prospectus supplement, together with the documents incorporated or deemed incorporated by reference herein (as described below under the heading “Incorporation of Certain Information by Reference”) and therein, and the additional information described below under the heading “Where You Can Find More Information.”
This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and our common stock, reference is made to the registration statement, including the exhibits thereto and the documents incorporated by reference therein. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable prospectus supplement. Neither we nor the selling stockholder have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless the context requires otherwise or except as otherwise noted, as used in this prospectus the words “Veritiv” “we,” “Company,” “us” and “our” refer to Veritiv Corporation and its consolidated subsidiaries. The term “selling stockholder” includes the successors-in-interest, donees, transferees or others who may later hold the selling stockholder’s interests.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the

i

negative of such terms, or other comparable expressions, as they relate to the Company or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only the Company’s current beliefs and assumptions with respect to future operating results, performance, business plans, prospects, guidance and other matters, and are based on information currently available to the Company. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the Company’s actual operating results, performance, business plans or prospects to differ materially from those expressed in, or implied by, these statements.
Factors that could cause actual results to differ materially from current expectations include risks and other factors described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and elsewhere in the Company’s publicly available reports filed with the SEC, which contain a discussion of various factors that may affect the Company’s business or financial results. Such risks and other factors, which in some instances are beyond the Company’s control, include: the industry-wide decline in demand for paper and related products; increased competition from existing and non-traditional sources; adverse developments in general business and economic conditions as well as conditions in the global capital and credit markets; foreign currency fluctuations; our ability to collect trade receivables from customers to whom we extend credit; our ability to attract, train and retain highly qualified employees; the effects of work stoppages, union negotiations and union disputes; loss of significant customers; changes in business conditions in our international operations; procurement and other risks in obtaining packaging, paper and facility products from our suppliers for resale to our customers; changes in prices for raw materials; fuel cost increases; inclement weather, anti-terrorism measures and other disruptions to the transportation network; our dependence on a variety of IT and telecommunications systems and the Internet; our reliance on third-party vendors for various services; cyber-security risks; costs to comply with laws, rules and regulations, including environmental, health and safety laws, and to satisfy any liability or obligation imposed under such laws; regulatory changes and judicial rulings impacting our business; adverse results from litigation, governmental investigations or audits, or tax-related proceedings or audits; our inability to renew existing leases on acceptable terms, negotiate rent decreases or concessions and identify affordable real estate; our ability to adequately protect our material intellectual property and other proprietary rights, or to defend successfully against intellectual property infringement claims by third parties; our pension and health care costs and participation in multi-employer plans; increasing interest rates; our ability to generate sufficient cash to service our debt; our ability to comply with the covenants contained in our debt agreements; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; changes in accounting standards and methodologies; our ability to realize the anticipated synergies, cost savings and growth opportunities from the merger with UWW Holdings, Inc., our ability to integrate the xpedx business with the Unisource business, the possibility of incurring expenditures in excess of those currently budgeted in connection with the integration, and our limited experience complying with the reporting and other requirements of a publicly traded company, including the Sarbanes-Oxley Act; and other events of which we are presently unaware or that we currently deem immaterial that may result in unexpected adverse operating results.
For a more detailed discussion of these factors, see the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and in other filings made with the SEC. Forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

ii

VERITIV CORPORATION
We are a leading North American business-to-business distributor of print, publishing, packaging, facility and logistics solutions. Established in 2014, following the merger (the “Merger”) of International Paper Company’s xpedx distribution solutions business (“xpedx”) and UWW Holdings, Inc., the parent company of Unisource Worldwide, Inc. (“Unisource”), the Company operates from approximately 180 distribution centers primarily throughout the U.S., Canada and Mexico, serving customers across a broad range of industries. These customers include printers, publishers, data centers, manufacturers, higher education institutions, healthcare facilities, sporting and performance arenas, retail stores, government agencies, property managers and building service contractors.
Independently, xpedx and Unisource achieved past success by continuously upholding high standards of efficiency and customer focus. Through leveraging this combined history of operational excellence, Veritiv evolved into one team shaping its success through exceptional service, innovative people and consistent values. Today, Veritiv’s focus on segment-tailored market leadership in distribution and a commitment to operational excellence allows it to partner with world class suppliers, add value through multiple capabilities and deliver solutions to a wide range of customer segments.
Veritiv was incorporated in Delaware in July 2013. Our principal executive offices are located at 1000 Abernathy Road NE, Building 400, Suite 1700, Atlanta, Georgia 30328. Our telephone number is (770) 391-8200. Our corporate website is www.veritivcorp.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.
RISK FACTORS
An investment in our common stock involves certain risks. Before making an investment decision, you should carefully read and consider the information set forth under the heading “Risk Factors” in the applicable prospectus supplement and under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (which information is incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in the applicable prospectus supplement. See “Where You Can Find More Information” elsewhere in this prospectus. Any one of the risks discussed could cause actual results to differ materially from expectations and could adversely affect our business, financial condition and results of operations. Additional risks and uncertainties not presently known to us or not identified may also materially and adversely affect our business, financial condition and results of operations. The market price of our common stock could decline if one or more of these risks and uncertainties actually occurs, causing you to lose all or part of the money you paid to buy shares of our common stock.
USE OF PROCEEDS
We will not receive any of the proceeds from the sale of any shares of common stock by the selling stockholder. We may, however, bear all or a portion of the expenses of the offering of common stock by the selling stockholder, except that the selling stockholder will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes.

DESCRIPTION OF OUR COMMON STOCK
The following is a summary of the material terms of our common stock. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to Delaware law and our charter and bylaws as in effect at the time of any offering. Copies of our amended and restated certificate of incorporation and amended and restated bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” References in this section to “we,” “company,” “us” and “our” refer only to Veritiv Corporation.

Common Stock
Our authorized common stock consists of 100,000,000 shares, par value $0.01 per share. As of May 6, 2016, there were 16,000,753 shares of our common stock issued and outstanding.
Holders of common stock are entitled:

•	to cast one vote for each share held of record on all matters submitted to a vote of the holders of common stock;
•	to participate equally in all dividends, if any, that the board of directors may declare with respect to the common stock out of legally available funds; and
•
to share equally, subject to any rights and preferences that may be applicable to preferred stock, in any distribution of the assets of the company, including distributions in the event of any liquidation, dissolution or winding up of the affairs of the company.

     Any dividends declared on our common stock will not be cumulative. We do not intend to declare and pay dividends on our common stock for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth, to develop our business, for working capital needs and for general corporate purposes. Any payment of dividends will be at the discretion of our board of directors and will depend upon various factors then existing, including earnings, financial condition, results of operations, capital requirements, level of indebtedness, contractual restrictions with respect to payment of dividends, restrictions imposed by applicable law, general business conditions and other factors that our board of directors may deem relevant.
The holders of our common stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights. Our common stock is not subject to future calls or assessments by us. The rights and privileges of holders of our common stock are subject to any series of preferred stock that we may issue in the future.

Annual Stockholders Meeting
Our amended and restated bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.
Voting
The affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at any annual or special meeting of stockholders and entitled to vote will decide all matters voted on by stockholders, unless the question is one upon which, by express provision of law, under our amended and restated certificate of incorporation, or under our amended and restated bylaws, a different vote is required, in which case such provision will control.
Anti-Takeover Effects of our Certificate of Incorporation and Bylaws
The provisions of our amended and restated certificate of incorporation and amended and restated bylaws and of the Delaware General Corporation Law (“DGCL”) summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which could result in an improvement of their terms.

Special Meetings of Stockholders. Our amended and restated certificate of incorporation provides that, subject to the requirements of applicable law and any special rights of holders of preferred stock, a special meeting of stockholders may be called only by the Chairman of our board of directors or by a resolution adopted by a majority of our board of directors. Special meetings may also be called by the holders of not less than 20% of the outstanding shares of our common stock entitled to vote generally in the election of directors.
Stockholder Action by Written Consent. Our amended and restated certificate of incorporation provides that any action that may be taken at any meeting of stockholders may be taken by written consent of stockholders in lieu of a meeting if a consent in writing is (i) initiated by the holders of not less than 20% of the total votes entitled to be cast by the holders of all the outstanding capital stock of the company entitled to vote generally in the election of directors, (ii) signed by the holders having not less than the minimum number of votes necessary to take such action at a meeting at which all shares of common stock entitled to vote were present and voted and (iii) delivered to us.
Removal of Directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide that directors may be removed with or without cause at any time upon the affirmative vote of holders of at least a majority of the votes to which all the stockholders would be entitled to cast.
Stockholder Advance Notice Procedure. Our amended and restated bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The amended and restated bylaws provide that any stockholders wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our Corporate Secretary a written notice of the stockholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company. To be timely, the stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days before the first anniversary date of the annual meeting for the preceding year; provided, however, that in the event that the annual meeting is set for a date that is more than 30 days before or more than 70 days after the first anniversary date of the preceding year’s annual meeting, a stockholder’s notice must be delivered to our Corporate Secretary (x) not less than 90 days nor more than 120 days prior to the meeting or (y) no later than the close of business on the 10th day following the day on which a public announcement of the date of the such meeting is first made by us.
Amended and Restated Certificate of Incorporation and Bylaws. Our amended and restated certificate of incorporation provides that it may be amended by both the affirmative vote of a majority of our board of directors or the affirmative vote of the holders of a majority of the outstanding shares of our common stock then entitled to vote at any annual or special meeting of stockholders; provided that specified provisions of our amended and restated certificate of incorporation may not be amended, altered or repealed unless the amendment is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of our capital stock then entitled to vote generally in an election of directors, including the provisions governing:

•	the liability and indemnification of directors;
•	business opportunities;
•	stockholder action by written consent;
•	the rights of stockholders to call a special meeting;
•	our board of directors;
•
required approval of the holders of at least a majority of the outstanding shares of our common stock to amend our amended and restated bylaws and certain provisions of our amended and restated certificate of incorporation, and;

•	exclusive jurisdiction for certain actions.

  In addition, our amended and restated certificate of incorporation and amended and restated bylaws provide that our amended and restated bylaws may be amended, altered or repealed, or new bylaws may be adopted, by the affirmative vote of a majority of the board of directors, or by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock.

These provisions make it more difficult for any person to remove or amend any provisions in our amended and restated certificate of incorporation and amended and restated bylaws that may have an anti-takeover effect.
Section 203 of the DGCL. In our amended and restated certificate of incorporation, we elected not to be governed by Section 203 of the DGCL, as permitted under and pursuant to subsection (b)(3) of Section 203. Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s outstanding voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203.

Interested Stockholder Transactions. Our amended and restated certificate of incorporation provides that we will not engage in a business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder unless:

•	prior to such time, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the company outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

     Our amended and restated certificate of incorporation defines “business combination” to include the following:

•	any merger or consolidation of the company or a majority-owned subsidiary with the interested stockholder;
•
any sale, lease, exchange, mortgage, pledge, transfer or other disposition involving the interested stockholder of 10% or more of either the aggregate market value of the assets of the company or the aggregate market value of all of the company’s outstanding capital stock;

•
subject to specified exceptions, any transaction that results in the issuance or transfer by the company or any direct or indirect majority-owned subsidiary of any stock of the company or such subsidiary to the interested stockholder;

•
any transaction involving the company or any direct or indirect majority-owned subsidiary that has the effect of increasing the proportionate share of the stock of any class or series of the company or such subsidiary beneficially owned by the interested stockholder; or

•
any receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits provided by or through the company or any direct or indirect majority-owned subsidiary.

      Our amended and restated certificate of incorporation defines an “interested stockholder” as any entity or person who, together with affiliates and associates, owns, or within the previous three years owned, 15% or more of the outstanding voting stock of the company. Bain Capital Fund VII, L.P., Georgia-Pacific LLC or any of their respective affiliates or associates, including any investment funds managed by the investment advisor to Bain Capital Fund VII, L.P., or any person whose ownership of shares in excess of the 15% limitation is the result of action taken solely by the company is not considered an interested stockholder, unless such person acquires additional shares of voting stock.

Limitations on Liability and Indemnification
Our amended and restated certificate of incorporation contains provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:

•	any breach of the director’s duty of loyalty;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;
•	under Section 174 of the DGCL (unlawful dividends); or
•	any transaction from which the director derives an improper personal benefit.

  The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, should not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s fiduciary duty. These provisions do not alter a director’s liability under federal securities laws. The inclusion of this provision in our amended and restated certificate of incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders.
Our amended and restated certificate of incorporation requires us to indemnify and advance expenses to our directors and officers to the fullest extent not prohibited by the DGCL and other applicable law, except in the case of a proceeding instituted by the director without the approval of our board of directors. Our amended and restated certificate of incorporation provides that we are required to indemnify our directors and executive officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings.
We have entered into an indemnification agreement with each of our directors. The indemnification agreements provide our directors with contractual rights to the indemnification and expense advancement rights provided under our amended and restated certificate of incorporation, as well as contractual rights to additional indemnification as provided in the indemnification agreement.

Business Opportunities
Our amended and restated certificate of incorporation provides that we, on our behalf and on behalf of our subsidiaries, renounce any interest or expectancy in, or in being offered an opportunity to participate in, business opportunities, that are from time to time presented to UWW Holdings, LLC or Bain Capital Fund VII, L.P. or any of their respective officers, directors, members, partners, employees or affiliates (other than us and our subsidiaries), even if the opportunity is one that we or our subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. Neither UWW Holdings, LLC, Bain Capital Fund VII, L.P. nor their respective officers, directors, members, partners, employees or affiliates will generally be liable to us or any of our subsidiaries for breach of any fiduciary or other duty, as a director or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to us or our subsidiaries unless, in the case of any such person who is a director, officer, employee or agent of Veritiv, such business opportunity is presented or offered to such director, officer, employee or agent in his or her capacity as a director, officer, employee or agent of Veritiv. By becoming a stockholder in our company, you will be deemed to have notice of and consented to this provision of our amended and restated certificate of incorporation.

Choice of Forum
Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for (i) any derivative action or proceeding brought on behalf of Veritiv, (ii) any action asserting a claim of breach of a fiduciary duty owed to Veritiv or Veritiv’s stockholders by any of Veritiv’s directors, officers or employees, (iii) any action asserting a claim against Veritiv arising under the DGCL or (iv) any action asserting a claim against Veritiv that is governed by the internal affairs doctrine. We may consent in writing to alternative forums. By becoming a stockholder in our company, you will be deemed to have notice of and have consented to the provisions of our amended and restated certificate of incorporation related to choice of forum.

Market Listing
Shares of our common stock are listed on the New York Stock Exchange (“NYSE”) under the symbol “VRTV.”

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Inc.

SELLING STOCKHOLDER
The selling stockholder named in this prospectus may offer to sell, from time to time, up to 7,840,000 shares of our common stock. The selling stockholder received such shares in connection with the Merger. In connection with the Merger, we and the selling stockholder entered into a registration rights agreement that provides the selling stockholder with customary demand and piggyback registration rights. We are including the shares of common stock held by the selling stockholder in this prospectus in connection with such registration rights agreement. In connection with the Merger, we and the selling stockholder also entered into a tax receivable agreement that sets forth the terms by which we generally will be obligated to pay the selling stockholder an amount equal to 85% of the U.S. federal, state and Canadian income tax savings that we actually realize as a result of the utilization of Unisource’s net operating losses attributable to taxable periods prior to the date of the Merger. In the normal course of business, we also purchase certain inventory items from, and sell certain inventory items to, Georgia-Pacific LLC, which holds an interest in the selling stockholder. Other than as described above, the selling stockholder has had no material relationship with us within the last three years.
The following table provides the name of the selling stockholder, the number of shares of our common stock currently held by the selling stockholder, the maximum number of shares of our common stock that may be offered by the selling stockholder pursuant to this prospectus and the number of shares of our common stock that will be held by the selling stockholder after the offering, assuming all of the offered shares are sold. The selling stockholder reserves the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholder may also offer and sell less than the number of shares indicated. The selling stockholder is not making any representation that any shares covered by this prospectus will or will not be offered for sale.
The following table sets forth information with respect to our common stock known to us to be beneficially owned by the selling stockholder as of May 6, 2016. Information about the selling stockholder may change over time. As used in this prospectus, the term “selling stockholder” includes the successors-in-interest, donees, transferees or others who may later hold the selling stockholder’s interests.

Name of Selling Stockholder	Shares Owned Prior to the Offering		Maximum Number of Shares that May be Offered Pursuant to this Prospectus	Shares Owned After the Offering
	Number	% (1)		Number	%
UWW Holdings, LLC (2)	7,840,000	49.0	7,840,000	0	0.0

(1)	Based on 16,000,753 shares of our common stock outstanding as of May 6, 2016.

(2)
Voting and dispositive power with respect to the shares of common stock held by UWW Holdings, LLC is exercised through a three-member board of managers comprised of Jay Corrigan, Todd Cook and David G. Park.

PLAN OF DISTRIBUTION
The selling stockholder may sell the shares offered under this prospectus in one or more of the following ways (or in any combination) from time to time:

•	to or through underwriters;
•	through agents;
•	through brokers or dealers;
•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
•	through a combination of such methods; or
•	through any other method permitted by applicable law.
A supplement to this prospectus will describe the particular terms of any offering of shares, including the following:

•	the names of any underwriters, agents, brokers or dealers or any selling stockholder;
•	the purchase price of the shares and the proceeds to be received from the sale;
•	any discounts or commissions and other items constituting underwriters’ or agents’ compensation; and
•	any discounts or concessions allowed or reallowed or paid to dealers.
If underwriters are used in the sale, such underwriters will acquire the shares for their own account. The underwriters may resell the shares in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.
The shares may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the shares will be subject to certain conditions. The underwriters will be obligated to purchase all the shares offered if any of the shares are purchased.
The selling stockholder may sell the shares through agents or dealers designated by them. Any agent or dealer involved in the offer or sale of the shares for which this prospectus is delivered will be named, and any commissions payable to that agent or dealer by the selling stockholder will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment and any dealer will purchase the shares from the selling stockholder as principal and may resell those shares at varying prices to be determined by the dealer.
Underwriters, dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, dealer or agent, place orders online or through their financial advisors.

Underwriters, dealers and agents that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts, concessions, commissions or fees received by them from the selling stockholder and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts or commissions under the Securities Act.
We or the selling stockholder may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make, and to reimburse them for certain expenses.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
In order to facilitate the offering of the shares, any underwriters or agents, as the case may be, involved in the offering of such shares may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our common stock for their own account. In addition, to cover overallotments or to stabilize the price of our common stock, the underwriters or agents, as the case may be, may bid for, and purchase, such shares in the open market. Finally, in any offering of shares through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such shares in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the shares above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The selling stockholder may solicit offers to purchase the shares directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
It is possible that one or more underwriters may make a market in our common stock, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our common stock, which is listed on the NYSE under the symbol “VRTV”.
The selling stockholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the shares at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling stockholder pay for solicitation of these contracts.

The selling stockholder may enter into derivative transactions with third parties, or sell shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the parties may sell shares covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use shares pledged by the selling stockholder or borrowed from the selling stockholder to settle those sales or to close out any related open borrowings of the shares, and may use the shares received from the selling stockholder in settlement of those derivatives to close out any related open borrowings of the shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus forms a part.
The underwriters, dealers and agents may engage in transactions with us or the selling stockholder, or perform services for us or the selling stockholder, in the ordinary course of business.
The selling stockholder may transfer the shares in ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer. The selling stockholder may also sell any of the shares that qualify for sale pursuant to Rule 144 under the Securities Act.

LEGAL MATTERS
Certain legal matters relating to the validity of the securities offered hereby will be passed upon by Sidley Austin LLP, Chicago, Illinois. Certain legal matters will be passed upon for any dealers, agents or underwriters by counsel for such dealers, agents or underwriters identified in the applicable prospectus supplement.
EXPERTS
The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of Veritiv Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of UWW Holdings, Inc. as of December 31, 2013 and December 29, 2012 and for each of the three years in the period ended December 31, 2013 incorporated in this prospectus by reference to the Company’s prospectus dated June 13, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” certain information into this prospectus from certain documents that we file with the SEC. By incorporating by reference, we are disclosing important information to you by referring you to documents we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus. These documents contain important information about us, our business and our finances. The following documents previously filed with the SEC are incorporated by reference into this prospectus except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 15, 2016;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 10, 2016;

•	our Current Reports on Form 8-K filed with the SEC on January 8, 2016, March 11, 2016 and May 13, 2016;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 31, 2016;

•
the description of our common stock in our Registration Statement on Form 8-A filed with the SEC on June 5, 2014, including any amendments and reports filed for the purpose of updating such description;

•
the audited financial statements of UWW Holdings, Inc. and Subsidiaries as of December 31, 2013 and December 29, 2012 and for each of the three years in the period ended December 31, 2013 contained in the Company’s prospectus filed with the SEC on June 13, 2014 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-193950); and

•
the unaudited financial statements of UWW Holdings, Inc. and Subsidiaries as of June 30, 2014 and for the six months ended June 30, 2014 and June 30, 2013 included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 5, 2015.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus.
If you request, either orally or in writing, we will provide you with copies of any or all documents that are incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests can be made by writing to Veritiv Corporation, 1000 Abernathy Road NE, Building 400, Suite 1700, Atlanta, Georgia 30328, Attention: Corporate Secretary, or by telephone request to (770) 391-8200. The documents may also be accessed on our website at www.veritivcorp.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. These documents may also be accessed on our website at www.veritivcorp.com. We are not incorporating by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus. Information may also be obtained from us at Veritiv Corporation, 1000 Abernathy Road NE, Building 400, Suite 1700, Atlanta, Georgia 30328, telephone (770) 391-8200.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following table sets forth the estimated expenses payable by us in connection with the sale and distribution of the securities registered hereby, other than underwriting discounts or commissions.

SEC registration fee	$29,046
Printing and duplicating expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Transfer agent fees and expenses	(1)
Listing fees	(1)
Miscellaneous	(1)
Total	(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 145(e) of the DGCL provides that expenses, including attorneys’ fees, incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses, including attorneys’ fees, incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
Section 145(g) of the DGCL specifically allows a Delaware corporation to purchase and maintain liability insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such directors and officers under Section 145 of the DGCL.
Our amended and restated certificate of incorporation contains provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:

•	any breach of the director’s duty of loyalty;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;
•	under Section 174 of the DGCL (unlawful dividends); or
•	any transaction from which the director derives an improper personal benefit.

     Our amended and restated certificate of incorporation requires us to indemnify and advance expenses to our directors and officers to the fullest extent not prohibited by the DGCL; provided, however, that with respect to a proceeding to enforce rights to indemnification, the corporation shall indemnify any such indemnitee only if such proceeding (or part thereof) was authorized by our board of directors. Our amended and restated certificate of incorporation provides that we are required to indemnify our directors and officers, to the fullest extent permitted by the DGCL, for all judgments, fines, settlements, legal fees and other expenses and liabilities incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in our best interest and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 102(b)(7) of the DGCL permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision, however, may not eliminate or limit a director’s liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation contains such a provision.
We have entered into an indemnification agreement with each of our directors. The indemnification agreements provide our directors with contractual rights to the indemnification and expense advancement rights provided under our amended and restated certificate of incorporation, as well as contractual rights to additional indemnification as provided in the indemnification agreement. In connection with the Merger, we have agreed to indemnify (and maintain policies of directors’ and officers’ liability insurance for) certain parties to the Merger and the spin-off of xpedx from International Paper Company, including all of our past or present directors or officers, for a period of at least six years following the closing of the Merger in respect of acts or omissions relating to the Merger and the spin-off and occurring at or prior to the consummation of the Merger.
The Employment Agreement, dated as of January 28, 2014, between Veritiv Corporation and Mary A. Laschinger provides for the indemnification of Mary A. Laschinger to the extent provided under our bylaws in respect of any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses, losses and damages resulting from her good faith performance of her duties and obligations with us.
We also maintain directors’ and officers’ liability insurance which insures against certain liabilities that our directors and officers may, in such capacities, incur.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.
On July 1, 2014, Veritiv issued 7,840,000 shares of its common stock, par value $0.01 per share, to UWW Holdings, LLC in consideration of the Merger. This issuance was exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof because the issuance did not involve any public offering of securities.

ITEM 16.	EXHIBITS.

See the Index to Exhibits beginning on page II-6.

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) If the registrant is relying on Rule 430B, each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(iii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 16, 2016.

VERITIV CORPORATION

By:	/s/ Mary A. Laschinger
Name:	Mary A. Laschinger
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2016.

Signature		Title
/s/ Mary A. Laschinger		Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Mary A. Laschinger
/s/ Stephen J. Smith		Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Stephen J. Smith
/s/ W. Forrest Bell		Chief Accounting Officer (Principal Accounting Officer)
W. Forrest Bell
*		Director
Daniel T. Henry
*		Director
Tracy A. Leinbach
*		Director
William E. Mitchell
*		Director
Michael P. Muldowney
*		Director
Charles G. Ward, III
*		Director
John J. Zillmer
*By:	/s/ Mary A. Laschinger
Attorney-in-Fact

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
2.1
Agreement and Plan of Merger, dated as of January 28, 2014, by and among International Paper Company, Veritiv Corporation (f/k/a/ xpedx Holding Company), xpedx Intermediate, LLC, xpedx, LLC, UWW Holdings, LLC, UWW Holdings, Inc. and Unisource Worldwide, Inc., incorporated by reference from Exhibit 2.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193950) filed on April 4, 2014.

2.2
Amendment No. 1 to the Agreement and Plan of Merger, dated as of May 28, 2014, by and among International Paper Company, Veritiv Corporation (f/k/a xpedx Holding Company), xpedx Intermediate, LLC, xpedx, LLC, UWW Holdings, LLC, UWW Holdings, Inc. and Unisource Worldwide, Inc., incorporated by reference from Exhibit 2.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193950) filed on June 5, 2014.

2.3
Amendment No. 2 to the Agreement and Plan of Merger, dated as of June 4, 2014, by and among International Paper Company, Veritiv Corporation (f/k/a) xpedx Holding Company), xpedx Intermediate, LLC, xpedx, LLC, UWW Holdings, LLC, UWW Holdings, Inc. and Unisource Worldwide, Inc., incorporated by reference from Exhibit 2.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193950) filed on June 5, 2014.

2.4
Contribution and Distribution Agreement, dated as of January 28, 2014, by and among International Paper Company, Veritiv Corporation (f/k/a/ xpedx Holding Company), UWW Holdings, Inc. and UWW Holdings, LLC, incorporated by reference from Exhibit 2.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193950) filed on April 4, 2014.

2.5
Amendment No. 1 to the Contribution and Distribution Agreement, dated May 28, 2014, by and among International Paper Company, Veritiv Corporation (f/k/a xpedx Holding Company), UWW Holdings, Inc. and UWW Holdings, LLC, incorporated by reference from Exhibit 2.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193950) filed on June 5, 2014.

3.1
Amended and Restated Certificate of Incorporation of Veritiv Corporation, incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36479) filed on July 3, 2014.

3.2
Certificate of Amendment to Amended and Restated Certificate of Incorporation of Veritiv Corporation, incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36479) filed on May 13, 2016.

3.3	Amended and Restated Bylaws of Veritiv Corporation, incorporated by reference from Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36479) filed on July 3, 2014.
5.1	Opinion of Sidley Austin LLP, incorporated herein by reference to Exhibit 5.1 to the Registrant's Pre-Effective Amendment No. 1 to Form S-3 (File No. 333-207286) filed on October 21, 2015.
10.1
Credit Agreement, dated as of July 1, 2014, among Veritiv Corporation, xpedx Intermediate, LLC and xpedx, LLC, as borrowers, the several lenders and financial institutions from time to time parties thereto, Bank of America, N.A., as administrative agent and collateral agent for the lenders party thereto, and the other parties thereto, together with the ABL Joinder Agreement, dated as of July 1, 2014, made by Unisource Worldwide, Inc. and Unisource Canada, Inc. for the benefit of the Lenders under the Credit Agreement, incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36479) filed on July 3, 2014.

10.2
U.S. Guarantee and Collateral Agreement, dated as of July 1, 2014, made by xpedx Intermediate, LLC, xpedx, LLC, the Subsidiary Borrowers and the U.S. Guarantors parties thereto and Veritiv Corporation, in favor of Bank of America, N.A., as administrative agent and collateral agent for the Secured Parties (as defined therein), together with the Assumption and Supplemental Agreement, dated as of July 1, 2014, made by Veritiv Corporation, Alco Realty, Inc., Graph Comm Holdings International, Inc., Graphic Communications Holdings, Inc., Paper Corporation of North America, Unisource International Holdings, Inc., Unisource International Holdings Poland, Inc., and Unisource Worldwide, Inc., in favor of Bank of America, N.A., as collateral agent and as administrative agent, incorporated by reference from Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36479) filed on July 3, 2014.

10.3
Canadian Guarantee and Collateral Agreement, dated as of July 1, 2014, made by Unisource Canada, Inc. and the Canadian Guarantors parties thereto, in favour of Bank of America, N.A., as administrative agent and collateral agent for the Secured Parties (as defined therein), incorporated by reference from Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (File No. 001-36479) filed on July 3, 2014.

10.4
Registration Rights Agreement, dated as of July 1, 2014, between UWW Holdings, LLC and Veritiv Corporation, incorporated by reference from Exhibit 10.4 to the Registrant’s Current Report on Form 8-K (File No. 001-36479) filed on July 3, 2014.

EXHIBIT NO.	DESCRIPTION
10.5
Tax Receivable Agreement, dated as of July 1, 2014, by and among Veritiv Corporation and UWW Holdings, LLC, incorporated by reference from Exhibit 10.5 to the Registrant’s Current Report on Form 8-K (File No. 001-36479) filed on July 3, 2014.

10.6
Transition Services Agreement, dated as of July 1, 2014, by and between International Paper Company and Veritiv Corporation, incorporated by reference from Exhibit 10.6 to the Registrant’s Current Report on Form 8-K (File No. 001-36479) filed on July 3, 2014.

10.7
Employee Matters Agreement, dated as of January 28, 2014, by and between International Paper Company, Veritiv Corporation (f/k/a/ xpedx Holding Company) and UWW Holdings, Inc., incorporated by reference from Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193950) filed on February 14, 2014.

10.8
Amendment to Employee Matters Agreement, dated as of June 2, 2014, by and between International Paper Company, Veritiv Corporation (f/k/a xpedx Holding Company) and UWW Holdings, Inc. , incorporated by reference from Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193950) filed on June 5, 2014.

10.9
Tax Matters Agreement, dated as of January 28, 2014, by and among International Paper Company, Veritiv Corporation (f/k/a/ xpedx Holding Company) and UWW Holdings, Inc., incorporated by reference from Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193950) filed on February 14, 2014.

10.10
Separation Agreement, dated as of June 30, 2014, between UWW Holdings, Inc. and Allan R. Dragone, incorporated by reference from Exhibit 10.7 to the Registrant’s Current Report on Form 8-K (File No. 001-36479) filed on July 3, 2014.

10.11
Employment Agreement, dated as of January 28, 2014, between Veritiv Corporation (f/k/a xpedx Holding Company) and Mary A. Laschinger, incorporated by reference from Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193950) filed on February 14, 2014.

10.12
Offer Letter, dated as of February 13, 2014, between Veritiv Corporation (f/k/a xpedx Holding Company) and Stephen J. Smith, incorporated by reference from Exhibit 10.12 to the Registrant’s Form 10-Q (File No. 001-36479) filed on August 14, 2014.

10.13
Form of Indemnification Agreement between Veritiv Corporation (f/k/a xpedx Holding Company) and each of its directors, incorporated by reference from Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193950) filed on June 11, 2014.

10.14	Veritiv Corporation 2014 Omnibus Incentive Plan, incorporated by reference from Exhibit 10.8 to the Registrant’s Current Report on Form 8-K (File No. 001-36479) filed on July 3, 2014.
10.15	2014 Short-Year Veritiv Incentive Plan adopted effective as of August 8, 2014, incorporated by reference from Exhibit 10.15 to the Registrant’s Form 10-Q (File No. 001-36479) filed on August 14, 2014.
10.16	Form of Notice of 2014 Long-Term Transition Incentive Award, incorporated by reference from Exhibit 10.16 to the Registrant’s Form 10-Q (File No. 001-36479) filed on August 14, 2014.
10.17	Form of Notice of 2014-15 Long-Term Transition Incentive Award, incorporated by reference from Exhibit 10.17 to the Registrant’s Form 10-Q (File No. 001-36479) filed on August 14, 2014.
10.18	Form of Notice of 2014-15-16 Long-Term Transition Incentive Award, incorporated by reference from Exhibit 10.18 to the Registrant’s Form 10-Q (File No. 001-36479) filed on August 14, 2014.
10.19	Terms and Conditions of Long-Term Transition Incentive Award Opportunities, incorporated by reference from Exhibit 10.19 to the Registrant’s Form 10-Q (File No. 001-36479) filed on August 14, 2014.
10.20	Veritiv Corporation Deferred Compensation Savings Plan, incorporated by reference from Exhibit 10.20 to the Registrant’s Form 10-Q (File No. 001-36479) filed on November 14, 2014.
10.21	Form of Director Deferred Share Unit Award Agreement, incorporated by reference from Exhibit 10.21 to the Registrant’s Form 10-K (File No. 001-36479) filed on March 24, 2015.
10.22	Form of Restricted Stock Unit Award Agreement, incorporated by reference from Exhibit 10.22 to the Registrant’s Form 10-K (File No. 001-36479) filed on March 24, 2015.
10.23	Form of Performance Share Award Agreement (Adjusted EBITDA Performance Shares), incorporated by reference from Exhibit 10.23 to the Registrant’s Form 10-K (File No. 001-36479) filed on March 24, 2015.

EXHIBIT NO.	DESCRIPTION
10.24	Form of Performance Share Award Agreement (Relative TSR Performance Shares), incorporated by reference from Exhibit 10.24 to the Registrant’s Form 10-K (File No. 001-36479) filed on March 24, 2015.
10.25
2015 Veritiv Corporation Annual Incentive Plan adopted effective as of March 4, 2015, incorporated by reference from Exhibit 10.25 to the Registrant’s Form 10-K (File No. 001-36479) filed on March 24, 2015.

10.26
Veritiv Corporation Executive Severance Plan adopted effective as of March 4, 2015, incorporated by reference from Exhibit 10.26 to the Registrant’s Form 10-K (File No. 001-36479) filed on March 24, 2015.

10.27
Separation Agreement, dated as of December 31, 2015, by and between Veritiv Corporation and Joseph B. Myers, incorporated by reference from Exhibit 10.1 to the Registrant’s Form 8-K (File No. 001-36479) filed on January 8, 2016.

21.1	List of Subsidiaries, incorporated herein by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-36479) filed on March 15, 2016.
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of PricewaterhouseCoopers LLP.
23.3	Consent of Sidley Austin LLP (included in Exhibit 5.1).
24.1	Powers of Attorney incorporated herein by reference to the signature page to the Registrant’s Form S-3 (File No. 333-207286) filed on October 5, 2015.
* Filed herewith